EXHIBIT 99.1

September 2020: Investor Update

We remain committed to helping both sides of our marketplace navigate the current environment and have been providing frequent updates to our investors since the pandemic began in order to provide insights on platform performance. Please see below for an update on the platform as of September 2020.

Since March we have taken swift and sustained action across the platform in order to protect returns for investors. We tightened underwriting on new loans, increased interest rates on new loans, added capacity to help borrowers over the phone, and launched self-service options online for borrowers looking for help.

Because of these actions and more, we continue to observe resilience on the platform. As of September 2020:

•Approximately 98% of borrowers are not actively enrolled in hardship plans, repayment rates remain high, roll rates (the percentage of borrowers who progress into later delinquency stages) and delinquency rates are lower than historical averages, and newer vintages are displaying higher credit quality and lower enrollment rates into our 2-month Skip-a-Pay program. We are also continuing to target approximately a 5% to 6.5% return for new issuance depending on loan grade (no change since our prior update on August 19, 2020).
•About 12.4% of borrowers have enrolled in a hardship plan at some point during the life of their loan. Of those who have graduated their first plan (i.e. completing the plan), about 76% have returned to some form of payment; with about 67% back on their regular payment schedule, 9% making interest-only payments, and approximately 18% enrolling in a second payment plan (of those who have graduated from a second plan, roughly 21% are progressing to a third).
•Since the launch of the interest-only payment plan in early June, the majority of borrowers enrolling in a second payment plan are still choosing to enroll in the interest-only plan and making partial payments (over 90% made their first payment by 15 days after their due date), reflecting proactive steps to stay on track.
•There are no changes to performance estimates for vintages most exposed to the impacts of COVID-19 (loans facilitated from Q1 2018 to Q1 2020).

Conclusion
The environment is unprecedented and changes daily. Given the pace of change, we encourage all of our investors to reach out to us with any questions; we’re here to help.

Safe Harbor Statement
Some of the statements above, including statements regarding the impact of credit and underwriting initiatives, loan performance, platform returns, borrower attributes (including the number and behavior of those enrolled in hardship plans), our ability to add and the timing of new payment plans, the performance of the company and the impact of the coronavirus are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include the impact of global economic, political, market, health and social events or conditions, including the impact of the coronavirus, and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as our subsequent reports on Form 10-Q, each as filed with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this blog post is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.